Exhibit (j)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated February 7, 2000 for Core Value Portfolio, Emerging Leaders Portfolio, Emerging Markets Portfolio, European Equity Portfolio, Founders Discovery Portfolio, Founders Growth Portfolio, Founders International Equity Portfolio, Founders Passport Portfolio, Japan Portfolio, MidCap Stock Portfolio and Technology Growth Portfolio, which are incorporated by reference, in this Registration Statement (Form N-1A 333-47011) of Dreyfus Investment Portfolios.


                                             ERNST & YOUNG LLP


New York, New York
April 24, 2000